Exhibit 99.1
RELEASE: IMMEDIATE

GETTY REALTY ANNOUNCES RESULTS FOR THE THIRD QUARTER 2013

JERICHO, NY, November 5, 2013 --- Getty Realty Corp. (NYSE-GTY) (“Getty” or the “Company”) announced its preliminary financial results for the quarter ended September 30, 2013.

Highlights For The Quarter Ended September 30, 2013:

•	Net Income of $41.9 million, or $1.25 per share, including the benefit derived from the Lukoil Settlement and gains from dispositions of properties.
•	Funds From Operations of $20.6 million, or $0.62 per share, including the benefit derived from the Lukoil Settlement.
•	Adjusted Funds From Operations of $18.5 million, or $0.55 per share, including the benefit derived from the Lukoil Settlement.
•	Received a $31.7 million distribution from the Marketing Estate as a result of the Lukoil Settlement resulting in a $17.1 million, or $0.51 per share, benefit for the quarter.
•	Sold 17 properties in the quarter resulting in gains from dispositions of $27.0 million, or $0.81 per share.

“The combination of the Lukoil Settlement and the continuing rapid pace of property dispositions generated approximately $60 million of cash this quarter. On an ongoing basis, these achievements should also contribute to measurably lower operating costs through reductions in litigation expenses, maintenance costs and real estate tax expenses, which savings were noticeable immediately,” commented, David B. Driscoll, Getty Realty’s President and CEO. “We are also pleased that the contribution from our recent acquisition is positively impacting our earnings and that we started to realize some of the initial benefits of our cost saving initiatives in the third quarter. With our strong and improving balance sheet and our team’s focus on both operating the business and the pursuit of select opportunities to enhance the Company’s growth, we expect that our efforts will increase value for our shareholders as we move forward.”

Lukoil Settlement:

On July 29, 2013, the Bankruptcy Court approved a settlement between Lukoil and certain former directors and officers of Getty Petroleum Marketing Inc. (“Marketing”), collectively, and the Marketing Estate, of the claims made in the Lukoil Complaint (the “Lukoil Settlement”). The terms of the Lukoil Settlement included a release of the defendants from the claims alleged in the Lukoil Complaint and a collective payment to the Marketing Estate of $93.0 million of which $25.1 million was distributed to the Company pursuant to the Litigation Funding Agreement and $6.6 million was distributed to the Company in full satisfaction of the Company’s post-petition priority claims related to the lease with Marketing (the “Master Lease”). Of the $25.1 million received under the Litigation Funding Agreement, $8.0 million was accounted for as a repayment of advances made to the Marketing Estate plus accrued interest; $14.0 million was accounted for as payment of rent and real estate taxes due from Marketing, and the related bad debt reserve was reversed; and the remainder of $3.1 million was recorded as additional income and is reflected in continuing operations in the Company’s consolidated statement of operations as other revenue. The Company may realize additional distributions from the Marketing Estate for its remaining general unsecured claims stemming from Marketing’s default of its obligations under the Master Lease as and when assets that remain in the Marketing Estate become available for distribution to Marketing’s creditors.

The Company’s results for the quarter and nine months ended September 30, 2013 continued to be materially affected by events surrounding Marketing including the benefit derived from the Lukoil Settlement, legal costs associated with that litigation, ongoing eviction proceedings, gains realized from actual dispositions of properties and impairment charges primarily related to anticipated property dispositions, and elevated operating expenses related to properties previously leased to Marketing which are still in transition.  The Company anticipates that many of these elevated operating costs, including legal and other litigation costs and property operating expenses, will diminish as the ongoing repositioning of the properties previously leased to Marketing begins to draw to a close in the coming quarters.  Certain other costs, particularly environmental remediation costs, are expected to remain elevated as compared to prior periods for the foreseeable future. For these reasons, the impact from the magnitude of the repositioning adjustments and expenditures make comparisons of performance for 2013 and 2012 less meaningful.

Financial Results:

Net Earnings:

The Company reported net earnings for the quarter and nine months ended September 30, 2013 of $41.9 million and $65.0 million, respectively, or $1.25 and $1.94 per share, which increased by $45.4 million and $58.4 million, respectively, as compared to a net loss of $3.5 million and net earnings of $6.6 million, or $(0.10) and $0.20 per share, for the quarter and nine months ended September 30, 2012, respectively.

Funds From Operations and Adjusted Funds From Operations:

Funds From Operations (FFO) were $20.6 million and $40.6 million, or $0.62 and $1.21 per share, for the quarter and nine months ended September 30, 2013, respectively, as compared to $6.9 million and $24.3 million, or $0.21 and $0.72 per share, for the quarter and nine months ended September 30, 2012, respectively.

Adjusted Funds From Operations (AFFO) were $18.5 million and $36.7 million, or $0.55 and $1.09 per share, respectively, for the quarter and nine months ended September 30, 2013, respectively, as compared to $5.4 million and $21.4 million, or $0.16 and $0.64 per share, for the quarter and nine months ended September 30, 2012, respectively.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise.

AFFO and FFO are supplemental non-GAAP measures of the performance of real estate investment trusts. The Company pays particular attention to AFFO, a supplemental non-GAAP measure helpful to investors in measuring the Company’s fundamental operating performance. AFFO and FFO are defined and reconciled to net earnings in the financial tables at the end of this release.

Operating Income:

Total revenues included in continuing operations were $29.3 million for the quarter ended September 30, 2013, as compared to $22.3 million in the prior year quarter. Results were impacted by $3.1 million of revenue recorded for the partial recovery of damages stemming from Marketing’s default of its obligations under the Master Lease, additional rental revenues received from the Company’s May 2013 acquisition and a $1.5 million increase in the real estate taxes the Company pays and bills to tenants pursuant to triple-net lease agreements.

Rental property expenses included in continuing operations decreased by approximately $1.2 million to $6.4 million for the quarter ended September 30, 2013, as compared to $7.6 million for the quarter ended September 30, 2012. The decrease is principally due to lower maintenance expenses paid by the Company resulting from the cumulative effect of leasing an increasing number of properties on a triple-net basis.

Environmental expenses included in continuing operations were $6.2 million for the quarter ended September 30, 2013, as compared to $0.2 million for the quarter ended September 30, 2012. The increase in net environmental expenses was principally due to a higher provision for litigation losses and legal fees, which increased by $6.0 million for the quarter ended September 30, 2013. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of change in reported environmental expenses for one period, as compared to prior periods.

General and administrative expenses included in continuing operations were a credit of $4.6 million for the quarter ended September 30, 2013, as compared to a charge of $5.0 million for the prior year quarter. The improvement in general and administrative expenses was principally due to a $10.9 million reduction in previously provided bad debt reserves for the quarter ended September 30, 2013 as a result of the payment received in the quarter from Marketing due to the Lukoil Settlement, partially offset by higher employee related expenses and professional fees associated with ongoing legal proceedings.

Earnings from discontinued operations increased by $33.2 million to $26.6 million for the quarter ended September 30, 2013, as compared to a loss of $6.6 million for the quarter ended September 30, 2012. The increase was primarily due to higher gains on dispositions of real estate and a $3.1 million reduction of previously provided reserves for bad debts as a result of the payment received in the quarter from Marketing due to the Lukoil Settlement, which was partially offset by lower rental revenue.

Disposition Activities:

During the nine months ended September 30, 2013, the Company sold 94 properties, for $60.9 million in the aggregate, including four terminals for approximately $17.4 million and a property in Manhattan for $23.5 million. As of September 30, 2013, the Company had 131 properties classified as held for sale. Subsequent to September 30, 2013, the Company has sold 26 properties, including one terminal, for $13.4 million in the aggregate. The Company is continuing a process of disposing of assets that do not meet the long-term criterion of its core portfolio.  From January 2012 through November 5, 2013, the Company has sold 174 properties.

Eviction Activities:

The Company is pursuing eviction proceedings involving 42 of its properties in various jurisdictions against Marketing’s former subtenants who have not vacated properties and most of whom have not accepted license agreements with the Company or have not entered into new agreements with the Company’s distributor tenants and therefore occupy the Company’s properties without right. The Company continues to incur significant costs, primarily legal expenses, in connection with such proceedings.

Eviction proceedings involving 26 of the Company’s properties in the State of Connecticut have materially adversely impacted its tenant, NECG Holdings Corp (“NECG”).  The Connecticut Superior Court has ruled in the Company’s favor with respect to all of these locations. However, the operators against whom these Superior Court rulings were made have appealed the decisions and remain in occupancy of the subject sites during the pendency of such appeal. The Company remains confident that it will prevail in the appeal and, although no assurances can be given, the Company anticipates a favorable resolution of this matter in 2014.

Conference Call Information:

Getty Realty Corp.’s Third Quarter Earnings Conference Call is scheduled for tomorrow, Wednesday, November 6, 2013 at 9:00 a.m. Eastern Time. To participate in the call, please dial 1-(888)-228-5281 or 1-(913)-312-1489 five to ten minutes before the scheduled start time and reference pass code 7001051.

A replay will be available on November 6, 2013 beginning at 12:00 Noon Eastern Time through 12:00 Midnight Eastern Time, November 13, 2013. To access the replay, please dial 1-(877)-870-5176, or 1-(858)-384-5517, for international participants and reference pass code 7001051.

About Getty:

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in ownership, leasing and financing of convenience store/gas station properties. The Company currently owns and leases approximately 990 properties nationwide.

Forward Looking Statements:

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES”, “ANTICIPATES”, “MAY” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD LOOKING STATEMENTS, INCLUDE BUT ARE NOT LIMITED TO THOSE MADE BY MR. DRISCOLL RELATED TO DISPOSITIONS AND LEASING ACTIVITIES, STABILIZATION OF THE COMPANY’S OPERATIONS AND PROSPECTS FOR GROWING THE COMPANY.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	September 30,	December 31,
	2013	2012
Assets:

Real Estate:
Land	$351,700	$318,814
Buildings and improvements	202,473	208,325
	554,173	527,139
Less – accumulated depreciation and amortization	(98,809)	(106,931)
Real estate held for use, net	455,364	420,208
Real estate held for sale, net	30,061	25,340
Real estate, net	485,425	445,548

Net investment in direct financing leases	97,436	91,904
Deferred rent receivable (net of allowance of $1,531 as of September 30, 2013)	17,565	12,448
Cash and cash equivalents	4,670	16,876
Notes, mortgages and accounts receivable (net of allowance of $3,144 at September 30, 2013 and $25,371 at December 31, 2012)	38,945	41,865
Prepaid expenses and other assets	45,072	31,940
Total assets	$689,113	$640,581

Liabilities and Shareholders' Equity:

Borrowings under credit lines	$63,500	$150,290
Term loans	100,000	22,030
Environmental remediation obligations	45,169	46,150
Dividends payable	6,738	4,202
Accounts payable and accrued expenses	55,463	45,160
Total liabilities	270,870	267,832
Commitments and contingencies	—	—
Shareholders' equity:
Common stock, par value $.01 per share; authorized
50,000,000 shares; issued 33,396,880 at September 30, 2013 and 33,396,720 at December 31, 2012	334	334
Paid-in capital	462,170	461,426
Dividends paid in excess of earnings	(44,261)	(89,011)
Total shareholders' equity	418,243	372,749
Total liabilities and shareholders' equity	$689,113	$640,581

GETTY REALTY CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2013	2012		2013	2012

Revenues:
Revenues from rental properties	$25,425		$21,591	$72,360		$72,078
Interest on notes and mortgages receivable	707		726	2,467		2,107
Other revenue	3,126		—	3,126		—
Total revenues	29,258		22,317	77,953		74,185

Operating expenses:
Rental property expenses	6,385		7,576	20,563		20,375
Impairment charges	538		999	1,364		2,919
Environmental expenses	6,184		165	8,653		201
General and administrative expenses	(4,613)		5,003	851		25,047
Allowance for deferred rent receivable	—		—	1,531		—
Depreciation and amortization expense	2,414		2,734	7,047		8,644
Total operating expenses	10,908		16,477	40,009		57,186
Operating income	18,350		5,840	37,944		16,999

Other income, net	19		211	53		503
Interest expense	(3,074)		(2,896)	(8,966)		(7,071)
Earnings from continuing operations	15,295		3,155	29,031		10,431

Discontinued operations:
Loss from operating activities	(420)		(7,196)	(3,673)		(7,604)
Gains from dispositions of real estate	27,002		576	39,608		3,819
Earnings (loss) from discontinued operations	26,582		(6,620)	35,935		(3,785)
Net earnings (loss)	$41,877		$(3,465)	$64,966		$6,646

Basic and diluted earnings per common share:
Earnings from continuing operations	$0.45		$0.09	$0.86		$0.31
Earnings (loss) from discontinued operations	$0.80	$	(0.19)	$1.08	$	(0.11)
Net earnings (loss)	$1.25	$	(0.10)	$1.94		$0.20

Basic and diluted weighted-average shares outstanding	33,397		33,396	33,397		33,395

GETTY REALTY CORP. AND SUBSIDIARIES
RECONCILIATION OF NET EARNINGS TO
FUNDS FROM OPERATIONS AND
ADJUSTED FUNDS FROM OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Net earnings (loss)	$41,877	$(3,465)	$64,966	$6,646

Depreciation and amortization of real estate assets	2,446	3,492	7,498	10,966
Gains from dispositions of real estate	(26,975)	(578)	(39,581)	(3,819)
Impairment charges	3,265	7,406	7,717	10,552
Funds from operations	20,613	6,855	40,600	24,345

Revenue recognition adjustments	(2,203)	(1,459)	(5,947)	(2,994)
Allowance for deferred rent receivable	—	—	1,531	—
Acquisition costs	66	—	476	—
Adjusted funds from operations	$18,476	$5,396	$36,660	$21,351

Diluted per share amounts:
Earnings (loss) per share	$1.25	$(0.10)	$1.94	$0.20
Funds from operations per share	$0.62	$0.21	$1.21	$0.72
Adjusted funds from operations per share	$0.55	$0.16	$1.09	$0.64

Diluted weighted average shares outstanding	33,397	33,396	33,397	33,395

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), Getty also focuses on funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate (including such non-FFO items reported in discontinued operations), non-cash impairment charges, extraordinary items and cumulative effect of accounting change. Other REITs may use definitions of FFO and/or AFFO that are different than Getty’s and; accordingly, may not be comparable.

FFO excludes various items such as gains or losses from property dispositions and depreciation and amortization of real estate assets and non-cash impairment charges. In Getty’s case, however, GAAP net earnings and FFO typically include the impact of the “Revenue Recognition Adjustments” comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases and income recognized from direct financing leases on Getty’s recognition of revenues from rental properties, as offset by the impact of related collection reserves. GAAP net earnings and FFO from time to time may also include property acquisition costs or other unusual or infrequently recurring items. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with Getty’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases are recognized on a straight-line (or average) basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method which produces a constant periodic rate of return on the net investments in the leased properties. Property acquisition costs are expensed, generally in the period when properties are acquired, and are not reflective of normal operations. Other unusual or infrequently occurring items are not reflective of normal operations.

Getty pays particular attention to AFFO, a supplemental non-GAAP performance measure that Getty defines as FFO less Revenue Recognition Adjustments, property acquisition costs and other unusual or infrequently occurring items. In Getty’s view, AFFO provides a more accurate depiction than FFO of Getty’s fundamental operating performance related to: (i) the impact of scheduled rent increases from operating leases, net of related collection reserves; (ii) the rental revenue earned from acquired in-place leases; (iii) the impact of rent due from direct financing leases; (iv) Getty’s operating expenses (exclusive of direct expensed operating property acquisition costs); and (v) other unusual or infrequently occurring items. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity.

Contact	Thomas J. Stirnweis
(516) 478-5403